Exhibit 99.1

iAnthus Announces Closing of Recapitalization Transaction, $25 Million Additional

Financing and Other Corporate Updates

NEW YORK, NY and TORONTO, ON – June 24, 2022 – iAnthus Capital Holdings, Inc. (“iAnthus” or the “Company”) (CSE: IAN, OTCPK: ITHUF), which owns, operates and partners with regulated cannabis operations across the United States, announces today that it has completed its previously announced recapitalization transaction (the “Recapitalization Transaction”) pursuant to the terms of a restructuring support agreement (the “Restructuring Support Agreement”), dated July 10, 2020 and as amended June 15, 2021, between the Company, all of the holders (the “Secured Lenders”) of the 13% senior secured convertible debentures (the “Secured Debentures”) issued by iAnthus Capital Management, LLC (“iAnthus SubCo”), and a majority of the holders (the “Consenting Unsecured Debentureholders”) of the 8% unsecured convertible debentures (the “Unsecured Debentures”) issued by the Company. The implementation of the Recapitalization Transaction resulted in various changes to the corporate governance and capital structure of the Company, as detailed below. The Recapitalization Transaction closed pursuant to the terms of the plan of arrangement, as amended and restated (the “Plan of Arrangement”), which was approved by the shareholders of the Company at a meeting of holders of the Company’s common shares (“Common Shares”), options and warrants, as well as by 100% of the holders of the Secured Debentures and 100% of the holders of the Unsecured Debentures, on September 14, 2020, and by the Supreme Court of British Columbia on October 5, 2020.

All references to currency in this news release are in US dollars.

Issuance of New Common Shares

As of the closing of the Recapitalization Transaction, the Company issued in aggregate 6,072,579,705 Common Shares to the Secured Lenders and holders of the Unsecured Debentures. Specifically, the Secured Lenders have been issued in aggregate 3,036,289,852 Common Shares (“Secured Lender Shares”) on a pro rata basis, which is equal to 48.625% of the total outstanding Common Shares, and the holders of Unsecured Debentures have been issued in aggregate 3,036,289,853 (“Unsecured Debentureholders Shares”) on a pro rata basis, which is also equal to 48.625% of the total outstanding Common Shares. The existing holders of the Common Shares (the “Existing Shareholders”) will continue to hold in aggregate 171,718,192 Common Shares, representing 2.75% of the total outstanding Common Shares.

Further details on the Recapitalization Transaction can be found in the Company’s information circular dated August 14, 2020 (a copy of which is available under the Company’s SEDAR profile at www.sedar.com) and other documents filed by the Company on SEDAR, including the Plan of Arrangement filed on October 7, 2020.

All of the Company’s existing warrants and options have been cancelled as of the closing of the Recapitalization Transaction.

Following the closing of the Recapitalization Transaction, the Common Shares may be consolidated pursuant to a consolidation ratio which has yet to be determined, subject to applicable corporate approval and applicable filings with the Canadian Securities Exchange.

Restructured Secured and Unsecured Debt

As of the closing of the Recapitalization Transaction, the Secured Debentures (plus accrued and unpaid interest and fees), and the interim financing secured notes due July 13, 2025 (plus accrued interest) issued to certain of the Secured Lenders in connection with the entry into the Restructuring Support Agreement, were forgiven in part and exchanged in accordance with the terms of the Plan of Arrangement for: (i) the Secured Lender Shares; (ii) 8% senior secured debentures in the aggregate principal amount of $99,736,842, due June 24, 2027, issued by iAnthus SubCo and guaranteed by the Company and its subsidiaries (“New Secured Notes”); and (iii) 8% unsecured debentures due June 24, 2027, issued by iAnthus SubCo and guaranteed by the Company (the “New Unsecured Notes”) in the aggregate principal amount equal to $5,000,000.

As of the closing of the Recapitalization Transaction, the Unsecured Debentures (plus accrued and unpaid interest and fees) were also forgiven in part and exchanged in accordance with the terms of the Plan of Arrangement for: (i) the Unsecured Debentureholders Shares; and (ii) New Unsecured Notes in the aggregate principal amount equal to $15,000,000.

Interest accrued under both the New Secured Notes and New Unsecured Notes shall be paid in kind.

$25,000,000 Additional Financing

Following the closing of the Recapitalization Transaction, certain of the Secured Lenders and Consenting Unsecured Debentureholders acquired 8% senior secured debentures in the aggregate principal amount equal to $25,000,000, due June 24, 2027 by iAnthus SubCo and guaranteed by the Company and its subsidiaries (the “Additional Secured Notes”). Interest accrued under the Additional Secured Notes shall be paid in kind. The proceeds from the issuance of the Additional Secured Notes will be used by the Company for working capital and general corporate purposes, and for costs and expenses relating to the closing of the Recapitalization Transaction.

Certain of the purchasers of the Additional Secured Notes may be considered “related parties” as such term is defined in Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”). Accordingly, the issuance of the Additional Secured Notes may be a “related party transaction” as defined in MI 61-101. The Company is relying on the exemption from the formal valuation requirement at Section 5.5(b) of MI 61-101 (Issuer Not Listed on Specified Markets) and the exemption from minority approval requirement at Section 5.7(1)(f) of MI 61-101 (Loan to Issuer, No Equity or Voting Component) in respect of the issuance of the Additional Secured Notes. The Company did not file a material change report 21 days prior to the expected closing of the Additional Secured Notes as the structure of the transaction and details of the participation of such purchasers had not been confirmed at that time. Due to the Company’s liquidity constraints, the Company believes it is reasonable and necessary in the circumstances to complete the closing of the Additional Secured Notes within the available financing windows.

Changes to the Board of Directors (the “Board”)

Michael Muldowney and Diane Ellis have resigned from the Board, effective June 24, 2022. Both Mr. Muldowney and Ms. Ellis joined the Company on December 5, 2019 as part of the formation of the Company’s independent Board. “Speaking on behalf of the entire iAnthus team, we have been very fortunate to have both Michael and Diane on the Board for the last two and a half years. Both Michael and Diane brought to the Board extensive professional experience and unique, strategic perspectives that helped guide iAnthus through a complicated Recapitalization Transaction,” said Robert Galvin, Interim Chief Executive Officer and a Director. “We thank Michael and Diane for their valuable contributions.” As contemplated in connection with the Recapitalization Transaction, Mr. Galvin has also resigned from the Board effective June 24, 2022 but continues as Interim Chief Executive Officer.

Immediately prior to closing the Recapitalization Transaction the Board was comprised of eight seats with five casual vacancies. Pursuant to the terms of the Plan of Arrangement, the Secured Lenders have the right to nominate three directors to the Board and the Consenting Unsecured Debentureholders have the right to collectively appoint three directors to the Board, which rights continue in accordance with the terms of the Investor Rights Agreement described below.

The Secured Lenders nominated two of their three nominees to the Board, being Scott Cohen and Michelle (Mich) Mathews-Spradlin, and will nominate a third director after closing, subject to regulatory approval where required. The Consenting Unsecured Debentureholders nominated all three of their director nominees being: Zachary (Zach) Arrick, Alexander Shoghi and Marco D’Attanasio. These nominees will serve as directors of iAnthus until the next annual general meeting or until their successors are duly elected or appointed. Once a permanent chief executive officer is selected by the Company, such individual (and any successor thereto) shall also be nominated as a director in accordance with the Investor Rights Agreement.

The biographies of the five current members of the Board are set out below:

Scott Cohen | Director

Scott Cohen has over 25 years of professional investment experience, including public and private debt and equity securities. Mr. Cohen is currently a consultant to financially troubled companies and stakeholders, and an active investor in turnaround opportunities. Until 2017 Mr. Cohen was with Silver Rock Financial, a large family office, investing in debt and equity investments. Responsibilities included sourcing of both public and private debt, structuring debt securities and loans, and leading activist and restructuring transactions. Prior to Silver Rock Financial, Mr. Cohen was Managing Director and Portfolio Manager at Cerberus Capital Management. At Cerberus, Mr. Cohen’s responsibilities included analyzing, investing, and managing of a portfolio of primarily distressed assets. Most of these investments involved activist or control roles, from leading creditor committees to initiating negotiations with borrowers in restructurings. Mr. Cohen also worked closely with the private equity team at Cerberus on several large transactions, focusing on liability management within portfolio companies. Prior to joining Cerberus, Mr. Cohen worked in Merrill Lynch’s distressed debt trading group from 1992 to 1998, analyzing and investing in distressed corporate situations. From 1990 to 1992 he was an investment banker in Merrill’s High Yield Finance and Restructuring Group. Mr. Cohen is a 1990 graduate of Tufts University.

Mich Mathews-Spradlin | Director

From 1993 until her retirement in 2011, Ms. Mathews-Spradlin worked at Microsoft Corporation, where she served as Chief Marketing Officer and previously held several other key leadership positions. Prior to her employment with Microsoft, Ms. Mathews-Spradlin worked in the United Kingdom as a communications consultant for Microsoft from 1989 to 1993. She also held various roles at General Motors Co. from 1986 to 1989.

As the CMO and SVP of Microsoft, Ms. Mathews-Spradlin oversaw the company’s global marketing function, including the household brands of Windows, Office, Xbox, Internet Explorer and Bing. Mathews-Spradlin led Microsoft’s consumer and business-to-business marketing to hundreds of millions of global customers. She was instrumental in driving the growth of Microsoft’s global business by building several of the world’s leading technology brands. As the most senior woman at Microsoft, she was also a strong advocate for female advancement and personally spearheaded the company’s network and mentoring program for female progression at the company. She retired from Microsoft in 2011, after 22 years.

Ms. Mathews-Spradlin currently serves on the board of The Wendy’s Company and in addition serves as a board member of several private companies, including Jacana Holdings Inc., The Bouqs Company and You & Mr Jones. She is also a digital advisory board member for Unilever PLC, a member of the board of trustees of the California Institute of Technology and a member of the executive board of the UCLA School of Theater, Film and Television.

Alexander Shoghi | Director

Mr. Shoghi is a Portfolio Manager at Oasis Management, a private investment management firm headquartered in Hong Kong. Mr. Shoghi joined Oasis in 2005, first based in Hong Kong, and subsequently relocating to the U.S. as the founder and manager of Oasis Capital in Austin, Texas in early 2012. From 2004 to 2005, Mr. Shoghi worked at Lehman Brothers in New York City. Mr. Shoghi holds a Bachelor of Science of Business Administration in Finance and International Business degree from Georgetown University.

Zach Arrick | Director

Mr. Arrick is a Senior Research Analyst at Senvest Management LLC, a private investment management firm headquartered in New York City. Mr. Arrick joined Senvest in 2013. From 2007 to 2013, Mr. Arrick worked at Morgan Stanley in San Francisco and New York City, and JMP Securities in San Francisco. Mr. Arrick holds a Bachelor of Arts degree in Economics from the University of Pennsylvania.

Marco D’Attanasio | Director

Marco D’Attanasio is the founder and chief investment officer of Hadron Capital, a boutique investment manager with offices in London UK and the Cayman Islands. Hadron currently manages five different investment funds with a catalyst-driven investment style. Prior to founding Hadron in 2004, Marco was managing director at the Royal Bank of Canada in London, where he worked from 1998 to 2004. At RBC he was heading up event-driven and relative value proprietary investments for Europe and Asia. Prior to that Marco worked at the London offices of HSBC and JPMorgan. Marco holds a PhD in theoretical physics and has co-written numerous academic international publications in particle physics and cosmology.

Annual General Meeting

The Company has called its annual general meetings (each an “AGM” and collectively, the “AGMs”) of shareholders for the fiscal years 2019, 2020 and 2021 (being the 2020 AGM, the 2021 AGM and the 2022 AGM respectively) for shareholders of record on July 5, 2022, to be held concurrently on August 11, 2022, in Toronto, Ontario. The Company will post on SEDAR and mail shareholder meeting materials, including a form of proxy, to shareholders in due course and invites all shareholders to attend.

Petition Seeking Annual General Meeting

Michael Weisser (“Weisser”) commenced a petition in the Supreme Court of British Columbia, Vancouver Registry, under Court File No. S-224955 against iAnthus and its board of directors on June 20, 2022 (the “Petition”). In the Petition, Weisser seeks, among other things, an order that the Company hold its 2020 AGM on or before June 30, 2022, or alternatively on a date set by the court as soon as reasonably possible thereafter. In the Petition, Weisser alleges he became a shareholder of the Company in approximately June 2021 (almost one year after the Company entered into the RSA), exercising control or direction, together with supporting shareholders, over approximately 5% of the shares of the Company. On June 22, 2022, Weisser was granted short leave, permitting a return date for the Petition on June 28, 2022. The Company will respond to the Petition. The Recapitalization Transaction has now closed and the Company has noticed the AGMs; accordingly, Weisser’s petition is moot.

Long-Term Incentive Program

On January 7, 2022, the Company announced the terms of a long-term incentive program (“LTIP”) recommended by the compensation committee of the Board and, pursuant to which, the Company will allocate to certain employees of the Company and its subsidiaries (including executive officers) restricted stock units and option awards under the Amended and Restated Omnibus Incentive Plan dated October 15, 2018 in order to attract and retain such employees. The awards will represent up to, in the aggregate, 5.75% of the fully-diluted equity of the Company after taking into account the issuance of the Common Shares under the Recapitalization Transaction described above. The allocations were contingent on the closing of the Recapitalization Transaction and, subject to approval of the Canadian Securities Exchange and the Board, the Company intends to issue such restricted stock units and stock options within ten days. The LTIP covers approximately 250 employees of the Company and its subsidiaries.

Additional Agreements

In connection with the issuance of the New Secured Notes and the Additional Secured Notes, the Company and its subsidiaries (including iAnthus Subco) entered into the Third Amended and Restated Secured Purchase Agreement with the Secured Lenders and Consenting Unsecured Debentureholders, and in connection with the issuance of the New Unsecured Notes, the Company and iAnthus Subco entered into an Unsecured Debenture Agreement with the Secured Lenders and Consenting Unsecured Debentureholders, copies of which will be filed by the Company on SEDAR.

In connection with the Restructuring Transaction, the Company and certain of the Secured Lenders and Consenting Unsecured Debentureholders entered into a customary Investor Rights Agreement and a customary Registration Rights Agreement, copies of which will be filed by the Company on SEDAR.

About iAnthus

iAnthus owns and operates licensed cannabis cultivation, processing and dispensary facilities throughout the United States. For more information, visit www.iAnthus.com.

COVID-19 Risk Factor

The Company may be impacted by business interruptions resulting from pandemics and public health emergencies, including those related to COVID-19. An outbreak of infectious disease, a pandemic, or a similar public health threat, such as the recent outbreak of COVID-19, or a fear of any of the foregoing could adversely impact the Company by causing operating, manufacturing, supply chain, and project development delays and disruptions, labor shortages, travel, and shipping disruption and shutdowns (including as a result of government regulation and prevention measures). It is unknown whether and how the Company may be affected if such a pandemic persists for an extended period of time, including as a result of the waiver of regulatory requirements or the implementation of emergency regulations to which the Company is subject. Although the Company has been deemed essential and/or has been permitted to continue operating its facilities in the states in which it cultivates, processes, manufactures, and sells cannabis during the pendency of the COVID-19 pandemic, there is no assurance that the Company’s operations will continue to be deemed essential and/or will continue to be permitted to operate. The Company may incur expenses or delays relating to such events outside of its control, which could have a material adverse impact on its business, operating results, financial condition, and the trading price of the Company’s common shares.

Forward Looking Statements

Statements in this news release contain forward-looking statements. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Company’s reports that it files from time to time with the SEC and the Canadian securities regulators which you should review including, but not limited to, the Company’s Annual Report on Form 10-K filed with the SEC. When used in this news release, words such as “will,” could,” plan,” estimate,” expect,” intend,” may,” potential,” believe, “should” and similar expressions, are forward-looking statements. Forward-looking statements may include, without limitation, statements relating to the Company’s financial performance, business development and results of operations and the outcome of the closing of the Recapitalization Transaction.

These forward-looking statements should not be relied upon as predictions of future events, and the Company cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by the Company or any other person that it will achieve its objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this news release or to reflect the occurrence of unanticipated events, except as required by law.

Neither the Canadian Securities Exchange nor the U.S. Securities and Exchange Commission have reviewed, approved or disapproved the content of this news release.

CONTACT INFORMATION

Corporate/Media/Investors:

Julius Kalcevich, CFO

iAnthus Capital Holdings, Inc.

1-646-518-9411

investors@ianthuscapital.com